UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No__)

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AMERITRANS CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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AMERITRANS CAPITAL CORPORATION
50 JERICHO QUADRANGLE
JERICHO, NEW YORK 11753

Notice of Annual Meeting of Shareholders
To Be Held on June 23, 2011

Dear Shareholders:

The Annual Meeting of Shareholders of Ameritrans Capital Corporation (“Ameritrans” or the “Company”) will be held at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 11th Floor, New York, New York, on  Thursday, June 23, 2011, at 10:00 a.m., to consider and act upon the following matters:

1.     To elect a total of nine (9) directors, seven (7) to be elected by holders of both the Company’s common stock, $.0001 par value (the “Common Stock”), and its 9 ⅜% participating preferred stock (the “Preferred Stock”), voting together as a single class, and two (2) directors to be elected only by the holders of the Preferred Stock, all to serve until the next Annual Meeting and until their successors are chosen and qualified;

2.     To hold a non-binding advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

3.     To hold a non-binding advisory vote on the frequency of advisory votes on executive compensation;

4.     To ratify and approve the selection by the Board of Directors of Rosen Seymour Shapss Martin & Company LLP as the Company’s independent public accountants for the fiscal year ended June 30, 2011; and

5.     To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board has fixed the close of business on May 13, 2011 as the time which Shareholders are entitled to notice of and to vote at the meeting and any adjournments as shall be determined.  The stock transfer books of the Company will remain open.

All Shareholders are cordially invited to attend the meeting.  The date of mailing of this Proxy Statement is expected to be on or about May 31, 2011.

By Order of the Board of Directors,

/s/ SILVIA M. MULLENS

SILVIA M. MULLENS, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 23, 2011:

Our Proxy Statement and Annual Report to Stockholders for the year ended June 30, 2010 are available at:

www.ameritranscapital.com

AMERITRANS CAPITAL CORPORATION
50 JERICHO QUADRANGLE
JERICHO, NEW YORK 11753

Proxy Statement for
Annual Meeting of Shareholders
June 23, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameritrans Capital Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on June 23, 2011, and at any adjournment of that meeting.  In considering whether or not to have an adjournment, the Board will consider what is in the best interests of the shareholders.  All proxies will be voted as marked.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  Any proxy may be revoked by a shareholder at any time before it is exercised, by written or oral request to Silvia M. Mullens, Secretary of the Company.  The date of mailing of this Proxy Statement is expected to be on or about May 31, 2011.

SOLICITATION OF PROXIES

The proxy enclosed with this Proxy Statement is solicited by the Board of Directors of the Company.  Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.  Such solicitations may be made personally, or by mail, facsimile, telephone, email, telegraph or messenger.  The Company may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.  All of the costs of solicitation of proxies will be paid by the Company.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.  Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

Holders of a majority of the Company’s capital stock must be present at the meeting in person or by proxy to constitute a quorum and, solely with respect to the election of two directors by the holders of the Company’s Preferred Stock, holders of a majority of the Company’s outstanding Preferred Stock must be present in person or by proxy to constitute a quorum with respect to such election.  In the event that there are not sufficient stockholders present for a quorum or sufficient votes to approve a proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned from time to time in order to permit further solicitation of proxies by the Company.

As of May 13, 2011, there were outstanding 3,395,583 shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), and 300,000 share of the Company’s 9 ⅜% participating preferred stock (“Preferred Stock”). Holders of Common Stock and Preferred Stock of record at the close of business on May 13, 2011 will be entitled to one vote for each share of Common Stock or Preferred Stock then held by such holder.  Only stockholders of record at the close of business on May 13, 2011 will be entitled to vote.  As of May 13, 2011, there were 143 holders of record of Common Stock and 4 holders of record of  Preferred Stock.

VOTING SECURITIES

The Board of Directors (the “Board”) has fixed May 13, 2011 as the record date for the determination of stockholders entitled to vote at the Annual Meeting.  At the close of business on May 13, 2011, there were outstanding and entitled to vote 3,395,583 shares of Common Stock of the Company and 300,000 shares of Preferred Stock.  Each share of Common Stock and Preferred Stock is entitled to one vote for each share held.  The following table sets forth certain beneficial ownership information as to (i) those persons who, to our knowledge, owned 5% or more of our outstanding Common Stock or Preferred Stock as of May 13, 2011, (ii) each of our executive officers and directors, and (iii) all of our officers and directors as a group.  Except as set forth below, the address of each person listed below is the address of Ameritrans.

NAME	NUMBER OF SHARES OF COMMON STOCK OWNED (A)	PERCENTAGE OF OUTSTANDING COMMON STOCK OWNED (A)	NUMBER OF SHARES OF PREFERRED STOCK OWNED (A)	PERCENTAGE OF OUTSTANDING PREFERRED STOCK OWNED (A)
*Michael Feinsod	1,316,205 (1)	36.61%	400	**
*Gary C. Granoff	336,141 (2)	9.90%	5,578 (3)	1.86%
***Ellen M. Walker	14,574 (4)	**	0	**
***Lee A. Forlenza	29,908 (5)	**	1,000	**
***Margaret Chance	13,670 (6)	**	220(7)	**
*Steven Etra	184,462 (8)	5.41%	0	**
John R. Laird	100	**	0	**
Howard F. Sommer	0	**	1,163	**
*Silvia Mullens	15,293 (9)	**	393	**
*Richard Feinstein	0	**	0	**
Peter Boockvar c/o Miller Tabak + Co., 331 Madison Avenue New York, NY 10017	45,538 (10)	1.33%	0	**
Ivan Wolpert 19 Fulton Street, Suite 301 New York, NY 10038	21,680 (11)	**	0	**
Murray Indick 200 High Street, Suite 700 Boston, MA 02110	10,141 (12)	**	0	**
Elliott Singer 4101 Gulf Shore Boulevard Naples, FL 34103	5,000	**	1,000	**
Mitchell Partners L.P. 3187-D Airway Avenue Costa Mesa, CA 92626	345,410 (13)	8.08%	29,942	9.98%
Robert C. Ammerman c/o Capital Resource Partners 31 State Street Boston, MA 02109	0 (14)	**	81,147 (14)	27.05%
All Officers and Directors, as a group (11 persons)****	1,934,560	52.72%	8,534	2.84%

(A)

Ownership percentages are based on 3,395,583 shares of Common Stock and 300,000 shares of Preferred Stock outstanding as of May 13, 2011. Under the rules of the SEC, shares of Common Stock or Preferred Stock that an individual has a right to acquire within 60 days from May 13, 2011, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

*

Michael Feinsod, Gary C. Granoff and Steven Etra (directors), and Richard Feinstein and Silvia Mullens (officers), are each “interested persons” with respect to Ameritrans, as such term is defined in the 1940 Act.

**	Less than 1%.

***

Each of Ellen M. Walker, Lee A. Forlenza and Margaret Chance were named executive officers of the Company as of June 30, 2010.  Ms. Walker’s and Mr. Forlenza’s employment with the Company was terminated effective as of March 31, 2011.  Ms. Chance’s employment with the Company was terminated as of April 8, 2011.

****

All Officers and Directors: Michael Feinsod, Gary C. Granoff, Steven Etra, Elliott Singer, Murray Indick, John R. Laird, Howard F. Sommer, Ivan Wolpert, Peter Boockvar, Richard Feinstein and Silvia Mullens.  Shares of Common Stock and Preferred Stock that all officers and directors have a right to acquire within 60 days from May 13, 2011, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the aggregate percentage of Common Stock or Preferred Stock owned for all officers and directors, as applicable.

(1)

Consists of (1) 1,078,755 shares held Infinity Capital Partners, L.P. (“Infinity”); (2) 23,450 shares held by Mr. Feinsod in his IRA account; (3) 14,000 shares held by Shoulda Partners, L.P. (“Shoulda”), of which Mr. Feinsod is the general partner; and (4) 200,000 shares issuable to Mr. Feinsod upon the exercise of outstanding options granted under the Employee Stock Option Plan.  Because Mr. Feinsod is a controlling person of Infinity and a general partner of Shoulda, he may also be deemed to be a beneficial owner of securities held by Infinity and Shoulda.

(2)

Consists of (i) 133,480 shares owned directly by Mr. Granoff; (ii) 16,900 shares owned by The Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his brother are trustees; (iii) 261 shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff; (iv) 78,584 shares owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (v) 12,000 shares owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (vi) 71,979 shares held by Mr. Granoff in various IRA or pension accounts; (vii) 6,000 shares held in an irrevocable subchapter S trust for the benefit of Mr. Granoff’s son of which Mr. Granoff is the trustee; (viii) 12,937 shares owned directly by Leslie Granoff, Mr. Granoff’s wife, of which shares Mr. Granoff disclaims beneficial ownership; and (ix) 4,000 shares held by Citicorp Trust NA Florida, as successor Co-Trustee with Mr. Granoff, of the Jeannette Granoff Trust U/A DTD 4/19/94, as a result of the death of Jeannette Granoff.

(3)

Consists of (i) 500 shares of Preferred Stock owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (ii) 1,000 shares of Preferred Stock owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (iii) 3,078 shares of Preferred Stock held by Mr. Granoff in various IRA or pension accounts; and (iv) 1,000 shares of Preferred Stock directly owned by Leslie Granoff, Mr. Granoff’s wife, as to which shares Mr. Granoff disclaims beneficial ownership.

(4)	Includes (i) 14,374 shares held directly by Ms. Walker and (ii) 200 shares held by Ms. Walker as custodian for her son.

(5)	Includes (i) 26,678 shares held directly by Mr. Forlenza and (ii) 3,230 shares held for the benefit of Mr. Forlenza’s IRA.

(6)

Includes (i) 1,200 shares owned directly by Ms. Chance; (ii) 200 shares held by Ms. Chance as custodian for her daughter; (iii) 50 shares held directly by her daughter; (iv) 2,220 shares held by Ms. Chance in various IRA or pension accounts; and (v) 10,000 shares issuable upon the exercise of five-year options granted under the Employee Plan

(7)	Includes shares of Preferred Stock held in pension accounts.

(8)

Consists of (i) 55,472 shares held directly by Mr. Etra; (ii) 29,022 shares owned jointly by Mr. Etra and his wife; (iii) 27,000 shares held by Mr. Etra’s wife; (iv) 39,080 shares held by Fiserv Securities Inc. for the benefit of Mr. Etra’s IRA; (v) 10,000 shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra; (vi) 10,000 shares held by Lance’s Property Development Corp. Pension Plan, of which Mr. Etra is a trustee; and (vii) 13,888 shares issuable to Mr. Etra upon the exercise of outstanding options granted under the Non-Employee Director Stock Option Plan.

(9)	Consists of (i) 293 shares of Common Stock held in a pension plan and (ii) 15,000 shares issuable to Ms. Mullens upon the exercise of outstanding options granted under the Employee Stock Option Plan.

(10)

Consists of (i) an aggregate of 20,000 shares held individually by Mr. Boockvar or jointly with Mr. Boockvar’s wife; and (ii) options to purchase up to 25,538 shares issuable upon exercise of five-year options granted under the Non-Employee Director Stock Option Plan.

(11)

Consists of (i) 7,974 shares owned directly by Mr. Wolpert; (ii) 9,433 shares issuable upon the exercise of outstanding options granted under the Non-Employee Director Stock Option Plan; and (iii) 4,273 shares held by Belle Harbour Capital, L.L.C., of which Mr. Wolpert is a principal.  Mr. Wolpert disclaims beneficial ownership of the shares held by Belle Harbour Capital, L.L.C., except to the extent of his pecuniary interest therein.

(12)	Consists of 10,141 shares issuable upon exercise of five-year options granted under the Non-Employee Director Stock Option Plan.

(13)	Consists of 345,410 shares owned directly by Mitchell Partners L.P., based solely upon the most recent ownership filing of Mitchell Partners L.P.

(14)	Consists of shares held personally and through self-directed retirement accounts, based solely on a Schedule 13D/A filed with the SEC on April 14, 2011.

Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective shares.

For as long as certain persons listed above hold five percent (5%) or more of the Company’s outstanding Common Stock, they will be deemed to be “affiliated persons” of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, nine (9) directors are to be elected to hold office until the annual meeting of shareholders next ensuing after their election and until their respective successors are elected or until their earlier resignation or removal.  Seven (7) directors are to be elected by the holders of both the Company’s Common Stock and its Preferred Stock, voting together as a single class, and two (2) directors are to be elected only by the holders of the Company’s Preferred Stock.

Directors are to be elected by a majority of the vote of shares present in person or represented by proxy at the meeting and entitled to vote on directors.  Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons appointed at the meeting, who serve as Inspectors of Election at the meeting and who execute an oath to discharge their duties.  It is the intention of the persons named in the accompanying form of proxy to nominate and to vote such proxy for the election of persons named below or, if any such persons should be unable to serve, for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment.  All of the persons named below have agreed to serve if elected.

Upon the Initial Closing pursuant to the Stock Purchase Agreement between the Company and Renova US Holdings Ltd. (“Renova”) described below under “Change of Control”, among other things, the size of the Board will be increased to eleven members, four of the then-current members of the Board will resign and six individuals designated by Renova will be appointed to serve on the Board. Thus, upon the occurrence of the Initial Closing following the Annual Meeting, four of the individuals elected to the Board at the Annual Meeting will be replaced by Renova designees and two additional Board positions created by the increase in the size of the Board will be filled by Renova designees.

The following table sets forth certain information concerning the nominees for election as directors and executive officers of Ameritrans.

Name and Address* (Age)	Position(s) Held (Year First Elected or Appointed)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held

Interested Directors

Michael Feinsod (40) (1)	Chief Executive Officer (2008), President (2006), Chief Compliance Officer (2008) and Director (2005)

Chief Executive Officer (since 2008), President (since 2006), Chief Compliance Officer (since 2008) and Director (since 2005) of Ameritrans; managing member of Infinity Capital, LLC, an investment management company (since 1999)

			None	The Kingstone Companies, Inc.

Gary C. Granoff (62) (1)	Director (1998)	Managing Director, Chief Executive Officer (until 2008) and Chief Financial Officer (until 2010) of Ameritrans; Officer and Of Counsel of Granoff, Walker Forlenza, P.C., a law firm	None	None

Steven Etra (61) (2)	Director (1999)	Sales Manager of Manufacturers Corrugated Box Company	None	Titanium Holdings Group, Inc.

Disinterested Directors

Peter Boockvar (41)	Director (2008)	Equity Strategist and salestrader at Miller Tabak + Co., LLC., an institutional trading firm	None	None

John R. Laird (68)	Director (1999)	Retired; private investor	None	None

Name and Address* (Age)	Position(s) Held (Year First Elected or Appointed)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held

Elliott Singer (70)	Director (2009)	Managing Director of FairView Advisors, a financial services firm	None	Neurologix Inc. and MangoSoft, Inc.

Ivan J. Wolpert (45)	Director (2005)	Principal and founder of Belle Harbour Capital, LLC, a real estate investment firm	None	None

Howard F. Sommer (70)	Director (1999)	Chief Administrative Officer and Chief Financial Officer and Vice President of Circa Inc., a nationally-based buyer of pre-owned jewelry	None	None

Murray A. Indick (51)	Director (2006)	Co-founder of Prides Capital Partners, LLC, an investment firm	None	Tigrent, Inc.

Officers/Interested Persons

Richard L. Feinstein (67)	Chief Financial Officer (2010) and Senior Vice President – Finance (2010)	Chief Financial Officer and Senior Vice President – Finance of Ameritrans (since 2010); private consultant providing management and financial advice	N/A	N/A

Silvia M. Mullens (60)	Executive Vice President (2010) and Secretary (2010)	Executive officer (various positions) of Ameritrans (since 1998)	N/A	N/A

*

The address for each of Michael Feinsod, Gary Granoff, Ivan Wolpert, Richard L. Feinstein and Silvia M. Mullens is c/o Ameritrans Capital Corporation, 50 Jericho Quadrangle, Jericho, New York, 11753.  The address for Steven Etra is 55-25 58th Street, Maspeth, New York.  The address for Peter Boockvar is c/o Miller Tabak + Co., 331 Madison Avenue, New York, NY 10017.  The address for John R. Laird is 481 Canoe Hill Road, New Canaan, CT.  The address for Elliott Singer is 4101 Gulf Shore Boulevard North, Naples, FL 34103.  The address for Howard Sommer is 139 East 63rd Street, New York, New York 10021.  The address for Murray Indick is 200 State Street, 13th Floor, Boston MA 02109.

(1)	Each of Mr. Feinsod and Mr. Granoff is an officer of the Company and beneficially owns 5% or more of the outstanding voting securities of the Company.
(2)	Mr. Etra and certain entities affiliated with Mr. Etra currently hold a portion of certain promissory notes issued by the Company (see “Certain Relationships and Related Transactions”).

Biographical Information Regarding Nominees to be elected by holders of the Common Stock and the Participating Preferred

Interested Directors

Michael Feinsod, age 40, has been Chairman of the Board of Directors of Ameritrans since November 10, 2010, a director of the Company since December 2005, President since November, 2006, Chief Compliance Officer since July 2008 and Chief Executive Officer since October 2008.  Mr. Feinsod also served as the Company’s Acting Chief Financial Officer from June 30, 2010 until September 29, 2010.   Since 1999, Mr. Feinsod has been a managing member of Infinity Capital, LLC, an investment management company. Prior to founding Infinity Capital, LLC, Mr. Feinsod worked as an analyst and portfolio manager for Mark Boyar & Company, Inc.  Mr. Feinsod is a member of the board of directors of The Kingstone Companies, Inc. (NASDAQ: KINS).  Mr. Feinsod is admitted to practice law in New York and was an associate in the corporate law department of Paul, Hastings, Janofsky & Walker LLP from 1996 to 1997.  Mr. Feinsod holds a BA from The George Washington University and a JD from Fordham University School of Law. As a result of these and other professional experience, Mr. Feinsod possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Steven Etra, age 61, has been a director of Ameritrans and Elk since 1999, and was a Vice President of Elk from January 1999 to May 2007.  Mr. Etra has been Sales Manager since 1975 of Manufacturers Corrugated Box Company, a company owned by Mr. Etra’s family for more than seventy-five years.  Mr. Etra has also been a director of Titanium Holdings Group, Inc., formerly known as Enviro-Clean of America, Inc., since March 1999.  Mr. Etra has extensive business experience in investing in emerging companies. As a result of these and other professional experiences, Mr. Etra possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Gary C. Granoff, age 62, was Chairman of the Board of Ameritrans from its formation until November 10, 2010. Mr. Granoff has been a Managing Director of Ameritrans since October, 2008.  Prior to his appointment as Managing Director, Mr. Granoff served as our Chief Executive Officer until he stepped down from such position in October, 2008.  Mr. Granoff also served as our Chief Financial Officer of the Company from 2000 until the expiration of his term in such office on June 30, 2010 and as the President of Elk from 1980 until July 2010.  Mr. Granoff is presently of counsel at the law firm of Granoff, Walker Forlenza, P.C. Mr. Granoff is a member of the bar of the State of New York and the State of Florida. Mr. Granoff holds a BBA in Accounting and a JD from The George Washington University. As a result of these and other professional experiences, Mr. Granoff possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Disinterested Directors

Peter Boockvar, age 41, has been a director of Ameritrans and Elk since November 2008.  He is currently the Equity Strategist at Miller Tabak + Co., LLC., an institutional trading firm, in addition to his role as a salestrader on the equity desk.  He is a CNBC contributor and is frequently quoted on Reuters, Dow Jones Newswires, Financial Times, Wall Street Journal, and The Associated Press. He joined Miller Tabak + Co., LLC in 1994 after working in the corporate bond research department at Donaldson, Lufkin and Jenrette.  Mr. Boockvar holds a  BBA in Finance from The George Washington University and an MBA from Baruch College as part of a JD/MBA program at Brooklyn Law School where he completed one year of law school.  As a result of these and other professional experiences, Mr. Boockvar possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Howard F. Sommer, age 70, has been a director of Ameritrans and Elk since January 1999.  Mr. Sommer is currently Chief Administrative Officer and Chief Financial Officer and Vice President of Circa Inc., a nationally-based buyer of pre-owned jewelry.  Mr. Sommer was President and Chief Executive Officer of New York Community Investment Company L.L.C., an equity investment fund providing long-term capital to small businesses throughout the State of New York, from 1995 to 2005.  Mr. Sommer was President of Fundex Capital Corporation from 1978 to 1995, President of U.S. Capital Corporation from 1973 to 1995, worked in management consulting from 1971 to 1973 and held various positions at IBM and Xerox Corporations from 1962 to 1971.  Mr. Sommer was also a member of the board for the National Association of Small Business Investment Companies, serving on its executive committee from 1989 to 1993 and as Chairman of the Board in 1994.  He received a BS from City College of New York and attended the Graduate School of Business at New York University. As a result of these and other professional experiences, Mr. Sommer possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Elliott Singer, age 69, has been a director of Ameritrans and Elk since December 2009.  Mr. Singer is a Managing Director of FairView Advisors, a financial services firm that he founded in September 2001.  Mr. Singer founded and served as the Chief Executive Officer of A+ Network (formerly A+ Communications), which was acquired by Metrocall in 1996.  Mr. Singer is a member of the Board of Directors of Neurologix, Inc. (NASDAQ: NRGX), MangoSoft, Inc. (OTCBB: MGOF) and numerous privately held companies.  Mr. Singer holds a B.A. from Tulane University and an MBA from the Leonard R. Stern School of Business at NYU. As a result of these and other professional experiences, Mr. Singer possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Murray A. Indick, age 51, has been a director of Ameritrans and Elk since May 2006.  Mr. Indick is a co-founder of Prides Capital Partners, LLC, an investment firm specializing in strategic block, activist investing in the small- and micro-cap arena.  Prior to joining Prides Capital Partners, LLC, Mr. Indick was partner/general counsel at Blum Capital, which he joined in 1997. Prior to joining Blum Capital, Mr. Indick was a partner in the Washington, D.C., office of Dechert Price & Rhoads.  Mr. Indick practiced law for 10 years with Wilmer, Cutler & Pickering in Washington, D.C.  Mr. Indick is a member of the board of directors of Tigrent, Inc. (NASDAQ: TIGE) and, previously, a director of QC Holdings, Inc. Mr. Indick holds a BA from the University of Pennsylvania and a JD from the Georgetown University Law Center.  Mr. Indick is a member of the board of directors of Whitney Information Network, Inc. As a result of these and other professional experiences, Mr. Indick possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Biographical Information Regarding Nominees to be Elected by Holders of the Preferred Stock Only

Disinterested Directors

John R. Laird, age 68, has been a director of Ameritrans and Elk since January 1999. Mr. Laird has been a private investor since 1994, when he retired from Shearson Lehman Brothers Inc. (“Shearson”). Mr. Laird served as President and Chief Executive Officer of the Shearson Lehman Brothers Division of Shearson and as a member of the Shearson Executive Committee from 1992 to 1994. Mr. Laird was also Chairman and Chief Executive Officer of The Boston Company, a subsidiary of Shearson, from 1990 until its sale by Shearson in 1993. From 1977 to 1989 Mr. Laird was employed by American Express in various capacities including Senior Vice President and Treasurer.  Mr. Laird received a BS in finance and an MBA from Syracuse University and attended the Advanced Management Program at Harvard Business School. As a result of these and other professional experiences, Mr. Laird possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Ivan J. Wolpert, age 45, has been a director of Ameritrans and Elk since December 2005.  Mr. Wolpert is a principal and founder of Belle Harbour Capital, LLC, a real estate investment firm. He has substantial experience in the real estate industry and currently owns both residential units and commercial property.  After graduating from law school, he practiced real estate law and completed his legal career as Of Counsel at Paul, Hastings, Janofsky & Walker LLP.  Mr. Wolpert holds a JD from St. John’s University and a BA from Tufts University. As a result of these and other professional experiences, Mr. Wolpert possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

The Board of Directors of the Company unanimously recommends a vote FOR the election of the nominees named in this Proxy Statement.

Information Regarding Executive Officers and Certain Interested Persons

Richard L. Feinstein, age 67, has been the Chief Financial Officer of Ameritrans and Elk since September 2010 and the Senior Vice President – Finance of Ameritrans since September 3, 2010. Mr. Feinstein, a retired partner of KPMG LLP, is currently a private consultant providing management and financial advice to clients in a variety of industries. From April 2004 to December 2004, Mr. Feinstein, as a consultant, served as Chief Financial Officer for Image Technology Laboratories, Inc, a developer and provider of radiological imaging, archiving and communications systems. From December 1997 to October 2002, Mr. Feinstein was a Senior Vice-President and Chief Financial Officer for The Major Automotive Companies, Inc. (Pink Sheets: MJRC.PK), formerly a diversified holding company, but now engaged solely in retail automotive dealership operations. Mr. Feinstein has served on boards of both publicly-held and not-for-profit enterprises. Currently, Mr. Feinstein is a board member and chair of the audit committee of MKTG, Inc. (OTCBB: CMKG) and is on the board and chief financial officer of the not-for-profit USA Fitness Corps. Previously, Mr. Feinstein was a board member and chair of the audit committee of EDGAR Online, Inc. (NASDAQ: EDGR), a board member and chair of the finance committee of the New York Road Runners and a member of the executive committee of the Association for a Better New York. Mr. Feinstein, a certified public accountant, received a B.B.A. degree from Pace University.

Silvia Maria Mullens, age 59, is Executive Vice President and the Secretary of Ameritrans and Elk.  Ms. Mullens has been a Vice President of Ameritrans since its inception, a Vice President of Elk since 1996, and the Loan Administrator of Elk since February 1994. Ms. Mullens was named Executive Vice President of Ameritrans and Elk effective January 1, 2010.  Ms. Mullens holds a BA cum laude from Fordham University and an MBA from The Leonard Stern School of Business Administration of New York University.

There is no arrangement or understanding between any director and any other person pursuant to which such person was selected as a director. Directors serve until the next annual general meeting or until a successor is appointed. However, pursuant to the Purchase Agreement, dated April 12, 2011, between the Company and Renova US Holdings Ltd. (the “Purchaser”), as a condition to the Purchaser’s obligations to consummate the initial closing of the transactions contemplated thereby, the Company is required to procure the resignations of four current directors of the Company.  If the initial closing of the transactions contemplated by the Purchase Agreement occurs, we anticipate that four of the directors nominated for election by holders of our Common Stock will resign effective immediately prior to such initial closing.  For additional information regarding the reconstitution of our Board of Directors in connection with such initial closing, please see our definitive proxy statement filed with the SEC on May 23, 2011. There is no family relationship among any directors or executive officers of the Company.

Information Regarding the Board of Directors and Committees

Board of Directors

The Bylaws of the Company provide that the Board of Directors will consist of as many members as shall be determined by the shareholders or an affirmative vote of a majority of the members of the Board of Directors.  In April, 2007, the Board of Directors set the number of members at no more than eleven.   On December 4, 2009, the Company increased the size of the its Board of Directors from nine to ten members and elected Elliott Singer to serve as a new director to fill the vacancy created by the increase in Board members until the Annual Meeting.  On February 4, 2010, Ellen Walker resigned as a director and, following such resignation, on February 10, 2010, the number of members of the Board of Directors was reduced to nine.  Six of the nine directors to be elected at this Meeting, constituting a majority of the director nominees to be elected at the Meeting, are not “interested persons” as defined in the Investment Company Act of 1940 (the “1940 Act”).

The Board of Directors held nine formal meetings during the 2010 fiscal year. Eight meetings were attended by all directors; one director missed one meeting.

Director Independence

The NASDAQ Marketplace Rules require that a majority of our directors be “independent directors” as such term is defined in NASDAQ Marketplace Rule 5605(a)(2). For a director to be considered independent, the Board must determine that the director (and in some cases, members of a director’s immediate family) is not  an “interested person” of the Company within the meaning of Section 2(a)(19) of the 1940 Act. The Board has affirmatively determined that six of our nine current directors, and six of the nine directors nominated for election at the Annual Meeting, have no material direct or indirect relationship with us or our investment adviser, Velocity Capital Advisors LLC (“Velocity”), and otherwise qualify as independent directors pursuant to the corporate governance standards of NASDAQ as well as an evaluation of factors specific to each director. The independent directors are John R. Laird, Ivan Wolpert, Peter Boockvar, Howard Sommer, Murray Indick and Elliott Singer.

In the course of the determination by the Board and the Governance, Compensation and Nominating Committee thereof regarding the independence of each non-employee director, the Board and such committee considered the beneficial ownership of such director or his or her affiliates in our company as well as any transactions, relationships or arrangements that each director has with us or Velocity.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent directors consider the Board’s leadership structure on a regular basis. This consideration includes the advantages and disadvantages of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

The chairman of the Board presides at all meetings of the Board. The chairman is appointed on an annual basis by at least a majority vote of the remaining directors.

Currently, the offices of chairman of the board and chief executive officer are not separated. We have no fixed policy with respect to the separation of the offices of the chairman of the board and chief executive officer. The Board has determined that having the Company's Chief Executive Officer serve as Chairman is in the best interest of the Company's shareholders at this time. This structure makes the best use of the Chief Executive Officer's extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company's management and the Board.  The Company does not currently have a separate individual serving as a lead independent director.

The Board is actively involved in risk oversight for the Company. Although the Board as a whole has retained oversight over the Company’s risk assessment and risk management efforts, much of the Board’s oversight efforts are conducted through the various committees of the Board. Each committee then regularly reports back to the full Board on the conduct of the committee’s functions. The Board, as well as the individual Board committees, also regularly hear directly from key officers and employees of the Company involved in risk assessment and risk management.

In particular, the Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management, internal auditors and the independent auditors the Company’s significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks. In addition to exercising oversight over key financial and business risks, the Audit Committee oversees, on behalf of the Board, financial reporting, tax, and accounting matters, as well as the Company’s internal controls over financial reporting. The Audit Committee also plays a key role in oversight of the Company’ compliance with legal and regulatory requirements.

The full Board regularly reviews the efforts of each of its committees and discusses, at the level of the full Board, the key strategic, financial, business, legal and other risks facing the Company, as well as the Company’s efforts to manage those risks.

Committees of the Board and Nominations for the Board of Directors

Ameritrans has a standing Audit Committee and, effective as of February 3, 2010, a standing Governance, Compensation and Nominating Committee.  The Governance, Compensation and Nominating Committee  recommends nominees to the Board.  The Governance, Compensation and Nominating Committee considered individuals for nomination who were recommended to them by various persons.  The Governance, Compensation and Nominating Committee then considered who, among the nominees, would bring the most benefit to Ameritrans.  The Governance, Compensation and Nominating Committee then voted on which nominee or nominees it would recommend to the Board.  A nominee would only be recommended to the Board upon receipt of at least a majority vote by the Governance, Compensation and Nominating Committee members.  After the Board received these recommendations, the Board, by a majority vote, selected the nominee to either fill the vacancy or to stand for election at the next stockholders meeting. The nominees for election at the Annual Meeting were recommended to the Board of Directors by the Governance, Compensation and Nominating Committee, which is comprised solely of independent directors, in accordance with NASDAQ Rule 5605(e).

Audit Committee

Ameritrans has a standing Audit Committee, which is presently comprised of John R. Laird, Peter Boockvar, and Howard Sommer.  The function of the Audit Committee is to review the Company’s internal accounting control procedures, review the Company’s consolidated financial statements, and review with the independent public accountants the results of their audit.  Each current member of the Audit Committee satisfies the independence requirements of Rule 10A-3 of the Exchange Act and Rules 5605(a)(2)  and 5605(c) of the NASDAQ listing standards and is financially literate.  In addition, the Board of Directors has determined that John R. Laird, Chairman of the Audit Committee, qualifies as an “audit committee financial expert”, as such term is defined in Item 407 of Regulation S-K.  The Audit Committee held seven meetings during 2010 fiscal year.  Six meetings were attended by all committee members; one committee member missed one meeting.

The members of the Audit Committee have adopted a formal written charter, the adequacy of which they review and assess on an annual basis.  The Audit Committee Charter is, and any changes or updates thereto will be, posted on the Company’s internet website at http://www.ameritranscapital.com.

Audit Committee Report

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC” or “Commission”), nor shall such information be incorporated by reference into any future filings by Ameritrans under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit committees play a critical role in the financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process.  As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee in the past year.  The Audit Committee of the Board of Directors for the fiscal year ended June 30, 2010, was composed of three (3) non-management, independent directors selected by the Board: Howard F. Sommer, Peter Boockvar, and John R. Laird.  All current members meet the experience and independence requirements of NASDAQ and the Commission.  In addition, the Board has determined that John R. Laird is an “audit committee financial expert” as defined by both NASDAQ listing standards and Commission guidelines.

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct.  The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process.  The Company’s independent accountants, Rosen Seymour Shapss Martin & Company LLP (“RSSM”), are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

2.

The Audit Committee has discussed with the independent accountants and management the matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standards, AU § 380).

3.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

4.

 Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for filing with the Securities and Exchange Commission on September 28, 2010.

Respectfully Submitted:

John R. Laird, Director and Audit Committee Financial Expert

Peter Boockvar, Director

Howard F. Sommer, Director

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Governance, Compensation and Nominating Committee Report that follows shall not be incorporated by reference into any such filings.

Governance, Compensation, and Nominating Committee

Effective February 3, 2010, the Compensation Committee was reconstituted as the Governance, Compensation and Nominating Committee of the Board.  Until such date, the Compensation Committee reviewed the Company’s employment and compensation agreements with its employees.   The Governance, Compensation and Nominating Committee is comprised of Ivan Wolpert, Peter Boockvar and John Laird, with Mr. Wolpert serving as the chairman of such committee.  The Governance, Compensation and Nominating Committee, among other things:

•

Recommends for approval by the Board, corporate governance policies and guidelines applicable to Ameritrans;

•

Evaluates and recommends for nomination, directors for Ameritrans and otherwise assists the Board in searching for and screening candidates for nomination and establishes criteria for board membership;

•

At the request of the Board, reviews and considers potential directors and recommends nominees for election as directors, including director candidates nominated by shareholders in accordance with the provisions of the Company’s Bylaws;

•

Evaluates the performance of individual Board members and periodically reviews and discusses with the Board whether individual independent directors continue to satisfy applicable independence standards;

•

Evaluates, approves and sets  executive officer compensation and benefit plans, as well as general compensation policies and programs of the Company and makes recommendations to the Board with respect to director and committee member compensation and benefit plans; and

•

Oversees the administration of incentive plans in accordance with their terms.

The Governance, Compensation and Nominating Committee met six times during the 2010 fiscal year, including five meetings of the Compensation Committee prior to its reconstitution as the Governance, Compensation, and Nominating Committee.  All members of the committee attended all meetings.

The Governance, Compensation and Nominating Committee will consider qualified director candidates recommended by shareholders in compliance with our procedures and subject to applicable inquiries.  The Governance, Compensation and Nominating Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources.  Our bylaws currently provide that nominations for the election of directors may be made by any stockholder if written notice of such nomination is mailed to the Secretary of the Company not less than 14 days nor more than 50 days prior to the stockholders’ meeting called for election of directors, provided that if less than 21 days’ notice of the meeting is given to stockholders, such written notice must be delivered not later than the seventh day following the day on which notice of the meeting is mailed to stockholders.   Each such notice must specify the (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee.

The Governance, Compensation and Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Governance, Compensation and Nominating Committee seeks to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess the talent, skills, experience and expertise necessary to oversee the Company’s business. The Governance, Compensation and Nominating Committee considers diversity in our people critical to the Company’s success.

The Governance, Compensation and Nominating Committee has adopted a formal, written charter that complies with SEC rules and regulations and NASDAQ listing standards.  A copy of the Governance, Compensation and Nominating Committee charter is available on our website at www.ameritranscapital.com.

Code of Ethics

All directors, officers and employees of the Company must act ethically and in accordance with the Company’s Code of Ethics (the “Code of Ethics”). The Code of Ethics is established and maintained in accordance with Rule 17j-1 under the 1940 Act and is available on the Company’s website at www.ameritranscapital.com.  The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address:  Ameritrans Capital Corporation, 50 Jericho Quadrangle, Jericho, New York 11753.

Changes in Control

Stock Issuance

On April 12, 2011, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Renova US Holdings Ltd. (“Renova”), pursuant to which the Company agreed to issue and sell to Renova, and Renova agreed to purchase, (i) Common Stock for an aggregate purchase price of $25,000,000 (the “Initial Purchased Stock”), at an initial closing to be held no later than November 30, 2011 (the “Initial Closing”) and (ii) additional Common Stock (the “Additional Purchased Stock”) for an aggregate purchase price initially equal to $35,000,000 (if such investment is made at the Initial Closing), as may be increased at an accrual rate of 12% per annum, applied daily to the unpaid balance, to up to a maximum of $40,000,000, to the extent such additional common stock is purchased subsequent to the date of the Initial Closing, no later than at subsequent quarterly closings to be held from time to time between the date of the Initial Closing and the second anniversary of the Initial Closing (each, a “Subsequent Closing”).  The per share purchase price for the Initial Purchased Stock and the Additional Purchased Stock will be equal to the greater of (i) $1.80 and (ii) the prevailing per share net asset value of the Company, within 48 hours prior to the applicable Initial Closing or Subsequent Closing, and otherwise upon the terms and subject to the conditions set forth in the Renova Purchase Agreement.  Renova is an affiliate of Columbus Nova LLC, a privately held investment management firm headquartered in New York, NY.

The consummation of the Initial Closing is subject to closing conditions, including, without limitation, (i) approval by the stockholders of the Company of (A) the issuance of the Initial Purchased Stock and Additional Purchased Stock, (B) an amended and restated certificate of incorporation (the “Amended and Restated Charter”) to, among other things, increase the number of shares of capital stock that the Company is authorized to issue, and (C) an investment advisory agreement with Ameritrans Capital Management, LLC, an affiliate of Renova (the foregoing (A), (B) and (C), collectively, the “Requisite Stockholder Approvals”); (ii) the termination of the Investment Management and Advisory Agreement between the Company and Velocity Capital Advisors LLC, dated December 10, 2009, as amended on June 2, 2010, (iii) the approval of the Small Business Administration (the “SBA”) of the indirect change of ownership and control of Elk Associates Funding Corporation, a wholly owned subsidiary of the Company (“Elk”), (iv) the reconstitution of the Board to be comprised of eleven members, six of whom are designees of Renova and (v) certain customary closing conditions.

If the closing conditions are satisfied or waived, the transactions contemplated by the Purchase Agreement and other related transaction documents will result in a change of control of the Company because: (i) Renova, which does not currently own any of our capital stock, will own approximately 80.4% of the issued and outstanding Common Stock following the Initial Closing and up to 91.4% of the issued and outstanding Common Stock following the final Subsequent Closing (assuming that the maximum $40,000,000 purchase price is paid for the Common Stock in Subsequent Closings, a per share purchase price of $1.80 with respect to each sale of Purchased Stock and no other issuances of Common Stock are made prior to that date other than pursuant to the Purchase Agreement); (ii) as of immediately prior to the Initial Closing, designees of Renova will hold a majority of the eleven Board positions that will exist as of such time; and (iii) Ameritrans Capital Management, LLC, an affiliate of Renova, will become the Company’s new investment adviser.

A summary of the terms and provisions of the Purchase Agreement, as well as the full text thereof, can be found in the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2011.  A more detailed description of the Purchase Agreement is contained in the Company’s preliminary proxy statement for a special meeting soliciting votes for the Requisite Stockholder Approvals, filed with the SEC as of May 10, 2011, and will also be contained in the Company's definitive proxy statement with respect to such meeting when it becomes available.  Stockholders are advised to read the preliminary proxy statement and, when available, definitive proxy statement in connection with the solicitation of proxies for such special meeting because these statements contain, or will contain once available, important information. The definitive proxy statement for the special meeting will be mailed to stockholders as of a record date to be established for soliciting votes for the Requisite Stockholder Approvals.  Stockholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to: Ameritrans Capital Corporation, 50 Jericho Quadrangle, Jericho, New York 11753. The preliminary proxy statement and definitive proxy statement once available can also be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

Sale of Stock Among Directors

On January 24, 2011, Infinity Capital Partners, L.P., a Delaware limited partnership (“Infinity Partners”), purchased 848,500 shares of Common Stock and 213,675 Common Stock purchase warrants (the “Warrants”) from Prides Capital I, L.P. (“Prides”) for an aggregate purchase price of $1,026,685 in a private transaction pursuant to a Purchase Agreement, dated December 1, 2010 (the “Infinity Purchase Agreement”), among the parties.  According to Section 16 ownership reports, at the time of the purchase, Prides was the largest shareholder of the Company and had a designee on the Company's Board.  Michael Feinsod, the Chief Executive Officer, President, Chief Compliance Officer and Chairman of Ameritrans, is the Managing Member of Infinity Capital, LLC (“Infinity Capital”) and Infinity Management, LLC (“Infinity Management”), the General Partner and Investment Manager, respectively, of Infinity Partners.  Prior to entering into the Infinity Purchase Agreement, Mr. Feinsod beneficially owned approximately 12.98% of the Company’s outstanding Common Stock.

As a result of the purchase under the Infinity Purchase Agreement, as of December 2, 2010, based on an amendment to Schedule 13D filed with the SEC on such date by Mr. Feinsod and entities controlled by Mr. Feinsod, Mr. Feinsod and such entities collectively beneficially owned an aggregate 1,532,360 shares of Common Stock (including shares of Common Stock that Mr. Feinsod and such entities had a right to acquire within 60 days from such date, pursuant to the exercise of options, warrants or other convertible securities) constituting, in the aggregate, approximately 40.2% of the outstanding Common Stock.  All of the Warrants were allowed to expire (without exercise) as of their respective expiration dates and, as of the expiration of the last of the Warrants on February 27, 2011, Mr. Feinsod and entities controlled by Mr. Feinsod beneficially owned 1,316,205 shares of Common Stock (including shares of Common Stock that Mr. Feinsod and such entities had a right to acquire within 60 days from such date, pursuant to the exercise of options, warrants or other convertible securities) constituting approximately 36.6% of the outstanding Common Stock.  The source of funds used by Infinity Partners to purchase the securities under the Infinity Purchase Agreement was working capital.

Legal Proceedings

There are no material pending legal proceedings to which we or our subsidiaries is a party or to which any of our property is subject and there are no such proceedings known by us to be contemplated by governmental authorities. There are no material legal proceedings to which any of our current directors or executive officers, or any associate of any of our current directors and executive officers, is a party adverse to the Company or has a material interest adverse to the Company or any of our subsidiaries. There are no material legal proceedings to which any of the Company’s directors is a party adverse to the Company or has a material interest adverse to the Company or any of our subsidiaries. During the past ten years, none of the Company’s directors  has been involved in any legal proceeding that would require disclosure under Item 401(f) of Regulations S-K promulgated by the Securities and Exchange Commission.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s officers and directors, and persons who own more than ten percent (10%) of the Company’s Common Stock (“Reporting Persons”), to file initial reports of beneficial ownership and changes in beneficial ownership with SEC and to furnish the Company with copies of all reports filed.

Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that as of June 30, 2010, all changes in beneficial ownership have been disclosed to the SEC as required by Section 16(a) of the 1934 Act, or have been previously reported in the Company’s filings with the SEC, except that: (i) Elliott Singer, a member of our Board of Directors, failed to timely file one report required under Section 16(a) of the 1934 Act on a timely basis, which report was filed on August 18, 2010, to reflect Mr. Singer’s appointment as a director of the Company, (ii) Michael Feinsod, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors, failed to timely file a report with respect to two transactions required to be reported under Section 16(a) of the 1934 Act, which transactions were reflected in the Form 4 filed by Mr. Feinsod on November 30, 2009; and (iii) Lee Forlenza, one of the Company’s former executive officers, failed to timely file a report with respect to one transaction required to be reported under Section 16(a) of the 1934 Act, which transaction was reflected in the Form 4 filed by Mr. Forlenza on August 20, 2009.

Stockholder Communications With The Board Of Directors

Any stockholder or other interested party who desires to communicate with members of the Board of Directors may do so by writing to: Board of Directors, c/o Michael Feinsod, Chairman of the Board, Ameritrans Capital Corporation, 50 Jericho Quadrangle, Jericho, NY 11753. Communications may be addressed to an individual director, a Board committee and/or the disinterested directors or the full Board.  Communications will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes “spam,” pornographic material and/or communications offering to buy or sell products or services.

MANAGEMENT

The following table sets forth certain information concerning the directors and executive officers of Ameritrans:

Name	Address	Position

Interested Directors

Michael Feinsod	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Jericho, New York 11753	Chief Executive Officer, President, Chief Compliance Officer and Chairman of the Board of Directors

Gary C. Granoff	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Jericho, New York 11753	Managing Director

Steven Etra	55-25 58th Street Maspeth, New York	Director

Disinterested Directors

Peter Boockvar	c/o Miller Tabak + Co 331 Madison Avenue New York, NY 10017	Director

Murray Indick	200 State Street, 13th Floor Boston MA 02109	Director

John R. Laird	481 Canoe Hill Road New Canaan, Connecticut	Director

Howard F. Sommer	139 East 63rd Street New York, New York 10021	Director

Elliott Singer	4101 Gulf Shore Boulevard North Naples, FL 34103	Director

Ivan Wolpert	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Jericho, New York 11753	Director

Officers/Interested Persons

Richard L. Feinsten	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Jericho, New York 11753	Chief Financial Officer, and Senior Vice President - Finance

Silvia M. Mullens	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Jericho, New York 11753	Executive Vice President and Secretary

Biographical information concerning the Company’s directors and officers is set forth above.

EXECUTIVE COMPENSATION

Executive Compensation Discussion and Analysis

Role of the Governance, Compensation and Nominating Committee

Each executive officer is employed pursuant to an employment agreement, each of which is described herein.  The Governance, Compensation and Nominating Committee of the Board established and regularly reviewed our compensation philosophy and programs, and exercised authority with respect to the determination and payment of base and other compensation to our executive officers.  Prior to  February 3, 2010, such functions were performed by the Compensation Committee.   References in this discussion to functions performed by the Governance, Compensation and Nominating Committee shall be read to refer to the Compensation Committee to the extent such functions were performed prior to the establishment of the Governance, Compensation and Nominating Committee.  Although salaries paid to our executive officers are governed by the terms of employment agreements with our executive officers, bonuses, if any, payable to our executive officers are recommended by the Governance, Compensation and Nominating Committee after discussing the Company’s performance and executive officers’ contributions to the Company with the Company’s Chief Executive Officer.

Although the Governance, Compensation and Nominating Committee is authorized to engage compensation consultants to assist in the evaluation of executive officer and director compensation, neither the Committee or management engaged any compensation consultants during the year ended June 30, 2010.

Overview of compensation structure

Our compensation structure for named executive officers has historically consisted of two basic components - a salary (with bonus) and equity compensation. Our equity compensation plans expired as of May 21, 2009.  Each of these components is reflected in the Summary Compensation Table set forth below.

Compensation program objectives and what our compensation program seeks to reward

Our executive compensation program is designed to attract and retain our officers and to motivate them to increase shareholder value on both an annual and longer term basis primarily by positioning our business for growth and, in the future, for increasing levels of revenue and net income. To that end, compensation packages historically included significant incentive forms of stock-based compensation to ensure that an executive officer’s interest was aligned with the interests of our shareholders.  However, our ability to grant equity-based incentive compensation is extremely limited by the 1940 Act, and so long as we continue to engage an investment advisor, the 1940 Act may prohibit the Company from providing equity-based compensation.

Why each element of compensation is paid and how the amount of each element is determined

The following is a brief discussion of each element of our executive officer compensation. The Governance, Compensation and Nominating Committee intends to cause Ameritrans to pay each of these elements to ensure that a desirable overall mix is established between base compensation and incentive compensation, cash and non-cash compensation and annual and long-term compensation. The Governance, Compensation and Nominating Committee also intends to evaluate on a periodic basis the overall competitiveness of our executive compensation packages as compared to packages offered in the marketplace for which we compete with executive talent. Overall, our Governance, Compensation and Nominating Committee believes that our executive compensation packages are currently appropriately balanced and structured to retain and motivate our executive officers.

Salaries.  The cash salaries paid to the two highest paid executive officers (Messrs. Feinsod and Granoff) have been incorporated into the terms of employment agreements.  A copy of our employment agreement with Mr. Granoff was filed as an exhibit to the Form 8-K of Ameritrans filed with the SEC on October 10, 2008 and an amendment thereto was filed as an exhibit to the Form 8-K of Ameritrans filed with the SEC on November 16, 2009.  A copy of Mr. Feinsod’s employment agreement with the Company was filed as an exhibit to the Form 8-K of Ameritrans filed with the SEC on June 4, 2010.

Cash Incentive Compensation.  Cash incentive or bonus compensation is guaranteed pursuant to their employment agreements with any additional amounts given at the discretion of the Board at the recommendation of the Governance, Compensation and Nominating Committee (or, before such committee’s establishment, the Compensation Committee).

Equity Compensation.  Equity compensation awards were granted in the past pursuant to written agreements.  However, our equity compensation plans expired as of May 21, 2009 and our ability to grant equity-based incentive compensation is extremely limited by the 1940 Act, and so long as we continue to engage an investment advisor, the 1940 Act may prohibit the Company from providing equity-based compensation.  All stock option grants are fully described herein.

How each compensation element fits into the overall compensation objectives and affects decisions regarding other elements

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, the Company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Governance, Compensation and Nominating Committee strives to strike an appropriate balance between base compensation and incentive compensation. To the extent permissible by applicable regulations, the Governance, Compensation and Nominating Committee also endeavors to properly allocate between cash and non-cash compensation and between annual and long-term compensation. When considering the marketplace, particular emphasis is placed upon compensation packages available at a comparable group of peer companies.

Compensation Committee Interlocks and Insider Participation

No member of the Company's Governance, Compensation and Nominating Committee was engaged in a related party transaction with, or was an officer or employee of, the Company or its subsidiaries during the fiscal year ended June 30, 2010. Steven Etra, who served on the Governance, Compensation and Nominating Committee during such fiscal year, was formerly a Vice President of the Company from its inception until May 2007.  There are no interlocking relationships involving the Company's Compensation Committee and the board of directors or members of a compensation committee of any other company that would require disclosure under the executive compensation rules of the SEC.

Governance, Compensation and Nominating Committee Report

A report of the Governance, Compensation and Nominating Committee has been furnished to the SEC during the current fiscal year in an Amendment to the Company’s Annual Report on Form 10-K/A, filed with the SEC on October 28, 2010.

Summary Compensation Table

The following table sets forth all remuneration for services rendered to the Company by each of our executive officers during the fiscal years ended June 30, 2010, 2009 and 2008.  No non-employee director received compensation in excess of $120,000 during that period.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	(A) All Other Compensation ($)	Total ($)
Michael Feinsod(1) Chief Executive Officer, Chief Compliance Officer and President	2010	375,184	6,250	-	-	-	-	40,090	421,524
	2009	368,425	15,000	-	-	-	-	66,413	449,838
	2008	347,610	15,000	-	32,770	-		32,500	427,880
Gary C. Granoff (1)(2) Chairman, Managing Director, and Director	2010	425,000	-	-	-	-	-	59,404	484,404
	2009	674,425	-	-	-	-	-	89,385	763,810
	2008	361,800	15,000	-	-	-	-	87,318	464,118
Ellen M. Walker Executive Vice President(3)	2010	162,675	-	-	-	-	-	6,100	168,775
	2009	154,928	-	-	-	-	-	23,239	178,167
	2008	147,551	-	-	-	-	-	22,133	169,684
Silvia Mullens Executive Vice President and Secretary	2010	135,342	35,000	-	-	-	-	5,351	175,693
	2009	134,062	27,500	-	-	-	-	24,234	185,796
	2008	125,018	25,000	-	4,915	-	-	23,103	178,036
Margaret Chance Vice President(4)	2010	107,830	20,000	-	-	-	-	4,339	132,169
	2009	108,765	22,500	-	-	-	-	19,690	150,955
	2008	99,605	20,000	-	3,277	-	-	18,540	141,422

(A)  Amounts received under Simplified Employee Pension Plan, and reimbursement for expenses described in applicable employment agreements.

1   Mr. Feinsod became Chief Executive Officer of the Company effective October 10, 2008 pursuant to an amended and restated employment agreement as of such date.  In addition, Mr. Granoff, formerly Chief Executive Officer of the Company, assumed the title Managing Director pursuant to the terms of an amended and restated employment agreement dated October 10, 2008. On November 10, 2010, Mr. Feinsod was elected to serve as Chairman of the Board.  Mr. Feinsod replaced Mr. Granoff who resigned as Chairman concurrently with Mr. Feinsod’s appointment.

2   Pursuant to a revised employment agreement, Mr. Granoff received a one-time payment in December 2008 of $251,150.

3.  As of March 31, 2011, Ms. Walker is no longer an employee of the Company.

4.  As of  April 8, 2011, Ms. Chance is no longer an employee of the Company.

Compensation of Directors

The following table sets forth certain information regarding compensation paid to directors that were not named executive officers during the last completed fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earning ($)	All Other Compensation ($)	Total ($)

Murray A. Indick	20,000					3,998	23,998
John R. Laird	35,500					2,004	37,504
Howard F. Sommer	27,000						27,000
Steven Etra	28,750						28,750
Ivan Wolpert	29,750						29,750
Peter Boockvar	26,500						25,500
Elliott Singer	17,000						17,000

During fiscal year 2009, Ameritrans and Elk had a policy of paying their directors who were not employees fees for each meeting attended.  Since September 24, 2004, non-employee directors had been paid a fee of $1,000 for each meeting attended.   From the Company’s inception until January 2010, non-employee directors were paid annual fees of $2,000 per year in addition to the fees paid for each meeting attended.  As of September 24, 2004, Ameritrans began paying the Audit Committee a fee for each committee meeting attended. Regular members of the Audit Committee were paid $1,000 for each meeting, and the head of the Audit Committee received $1,250 for each meeting.

In February 2010, the Compensation Committee recommended, and the full Board approved, an increase in the annual fees to be paid to non-employee directors.  Non-employee directors are now paid an annual retainer in the amount of $25,000, which will be payable quarterly to each non-employee director serving on the Board of Directors during the applicable quarter, or as otherwise determined by the Company’s Chief Executive Officer.  In addition, non-employee directors receive a fee of $1,000 for each meeting attended and $500 for each telephonic or brief Board meeting attended.  Regular members of the Audit and Governance, Compensation and Nominating Committees are paid $1,000 for each meeting, and the chair of the Audit and Governance, Compensation and Nominating Committees receives $1,500 for each meeting.  The foregoing non-employee director compensation was approved on February 10, 2010, and became effective retroactively beginning January 1, 2010. Fees and expenses paid to non-employee directors were, in the aggregate, $195,668 for the fiscal year ended June 30, 2010, and $107,715 for the fiscal year ended June 30, 2009.

Grants of Plan-Based Awards

There were no grants of plan-based awards during the fiscal year ended June 30, 2010 to members of the Board of Directors or executive officers.

Outstanding Equity Awards at June 30, 2010

The following table sets forth certain information regarding the total number and aggregate value of stock options held by members of the Board of Directors and executive officers at June 30, 2010.  No options were exercised during the year ended June 30, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Gary C. Granoff	13,350	-	-	6.12	12/28/2010	-	-	-	-
Ellen M. Walker	5,000	-	-	5.56	12/28/2010	-	-	-	-
Lee A. Forlenza	4,375	-	-	5.56	12/28/2010	-	-	-	-
Steven Etra	13,888		-	3.60	5/19/2013	-	-	-	-
Silvia Mullens	15,000	-	-	2.36	10/10/2013	-	-	-	-
Silvia Mullens	3,350	-	-	5.56	12/28/2010	-	-	-	-
Margaret Chance	10,000	-	-	2.36	10/10/2013	-	-	-	-
Margaret Chance	3,350	-	-	5.56	12/28/2010	-	-	-	-
Michael R. Feinsod	100,000	-	-	2.36	10/10/2013	-	-	-	-
Michael R. Feinsod	80,000	-	-	5.28	varies based on vesting thru 11/27/2014	-	-	-	-
Michael R. Feinsod	20,000	-	-	4.50	10/8/2012	-	-	-	-
Ivan Wolpert	9,433	-	-	5.30	12/22/2011	-	-	-	-
Murray A. Indick	10,141	-	-	4.93	5/9/2012	-	-	-	-
Peter Boockvar	25,538	-	-	1.78	5/6/2014	-	-	-	-

Potential Payments upon Termination or Change of Control

For information regarding potential payments to our named executive officers upon termination of their employment or upon the occurrence of a change of control, see “Employment Agreements” below.

Compensation Objectives

The objectives of Ameritrans’ executive compensation program are to establish compensation levels designed to enable Ameritrans to attract, retain and reward executive officers who contribute to the long-term success of Ameritrans so as to enhance shareholder value. The Board of Directors makes decisions each year regarding executive compensation, including annual base salaries and bonus awards, and the Employee Plan Committee, consisting of non-interested directors, previously made decisions each year regarding stock option grants. Option grants were key components of the executive compensation program and were intended to provide executives with an equity interest in Ameritrans so as to link a meaningful portion of the compensation of Ameritrans’ executives with the performance of Ameritrans’ Common Stock.  However, our equity compensation plans expired as of May 21, 2009 and our ability to grant equity-based inventive compensation is extremely limited by the 1940 Act, and so long as we continue to engage an investment advisor, the 1940 Act may prohibit the Company from providing equity-based compensation.

Compensation Philosophy

Ameritrans’ executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. Ameritrans’ policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses may be included to encourage effective performance relative to current plans and objectives. Stock options were included to help retain productive people and to more closely align their interest with those of shareholders.

In executing its compensation policy, Ameritrans seeks to relate compensation with Ameritrans’ financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to both the annual and long-term performance of Ameritrans. While compensation survey data are useful guides for comparative purposes, Ameritrans believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Board of Directors applies judgment in reconciling the program’s objectives with the realities of retaining valued employees.

Employment Agreements

The Company entered into employment agreements with six (6) of its employees, as described below:

Michael R. Feinsod.  The Company entered into an amended and restated employment agreement with Mr. Feinsod dated as of May 28, 2010 (the “Feinsod Agreement”), whereby Mr. Feinsod continues to serve as Chief Executive Officer, in addition to his duties of President of the Company and Senior Vice President of Elk. Pursuant to the agreement, Mr. Feinsod will continue to serve as President and Chief Executive Officer of the Company and Senior Vice President of Elk until June 30, 2012, and one year thereafter, unless the Company notifies Mr. Feinsod of its intention not to renew the employment agreement for such one-year term in accordance with its terms, or unless the Feinsod Agreement is terminated earlier in accordance with its terms.    For the period from May 28, 2010 through June 30, 2011 and for the period from July 1, 2011 through June 30, 2012, Mr. Feinsod will receive a base salary equal to $405,540 and 435,540, respectively, in each case payable on an annualized basis.  If applicable, for the period commencing July 1, 2012 through June 30, 2013, Mr. Feinsod’s base salary will be increased by the greater of five percent (5%) or the increase in the Consumer Price Index during such year.  Mr. Feinsod will also be entitled to receive an annual bonus as determined by the Governance, Compensation and Nominating Committee of the Board of Directors and based on performance targets agreed upon by Mr. Feinsod and such committee.

Mr. Feinsod will continue to be entitled to receive an aggregate of $32,500 per annum for reimbursement of certain expenses set forth in the agreement as well as reimbursement for all legitimate business expenses reasonably incurred by him in the performance of his duties.  In addition, the Company will pay Mr. Feinsod’s family health insurance under the Company’s applicable plan   The Company also agreed to maintain an effective registration statement on an appropriate form covering the shares of the Company’s common stock underlying options previously granted to Mr. Feinsod.

In the event that the Company terminates Mr. Feinsod’s employment without “Cause” (as defined in the Feinsod Agreement), or Mr. Feinsod terminates his employment for “Good Reason” (as defined in the Feinsod Agreement), Mr. Feinsod will be entitled to a severance payment in an amount equal to Mr. Feinsod’s base salary, as increased with respect to the extension year, and bonus (or portion thereof), if any, paid for the most recent bonus year, multiplied by the number of years (or fractional portion thereof) remaining in the employment period.  The Company will also be obligated to continue Mr. Feinsod’s benefits through June 30, 2012.  A change of control of the Company, including the change of control that will occur if the Company consummates the Initial Closing pursuant to the Purchase Agreement with Renova, would constitute “Good Reason” under Mr. Feinsod’s employment agreement.  If Mr. Feinsod had terminated his employment with the Company by reason of a change of control as of June 30, 2010, Mr. Feinsod would have been entitled to receive a severance payment in the amount of $862,184 and the value of his continued benefits would have been approximately $66,000.

The Feinsod Agreement also provides that Mr. Feinsod will not compete with the Company or Elk or hire solicit the employ of any employee of the Company or Elk during the term of the Feinsod Agreement and for the immediately succeeding 12 month period.

On November 27, 2006, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted Mr. Feinsod options to purchase 80,000 shares of the Company excisable at $5.28 per Share. The options vested in four (4) equal annual installments, with the first installment vesting on the date of grant.  On October 8, 2007, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted Mr. Feinsod options to purchase an additional 20,000 shares excisable at $4.50 per Share.  As described in the Feinsod Agreement, Mr. Feinsod was granted options to purchase up to 100,000 shares exercisable at $2.36 per share on October 10, 2008.

Effective July 1, 2008, Mr. Feinsod was appointed Chief Compliance Officer (“CCO”) for both Ameritrans and Elk.  Mr. Feinsod will serve as CCO at the pleasure of the Board and will be compensated at an additional monthly rate of $500 solely for his services as CCO of Ameritrans and a monthly rate of $500 solely for his services as CCO of Elk.

Gary Granoff.  The Company entered into an amended and restated employment agreement with Gary Granoff, dated as of October 10, 2008 (as amended, the “Granoff Employment Agreement”), which shall continue until June 30, 2013 (unless terminated earlier), whereby Mr. Granoff relinquished the office of chief executive officer and assumed the title of Managing Director.  Pursuant to the agreement, for the period November 1, 2008 through June 30, 2009 Mr. Granoff was paid the base sum of $260,850, which was payable in monthly installments of $32,606.  In December, 2008, Mr. Granoff received as additional compensation a single payment of $251,150, which was deemed to be fully earned upon execution of the amended and restated employment agreement.  Mr. Granoff’s amended and restated employment agreement was further amended on November 12, 2009.  Pursuant to such amendment, Mr. Granoff agreed to continue serving as Chief Financial Officer of the Company through June 30, 2010 (instead of the September 30, 2009 date as in effect prior to such amendment). However, Mr. Granoff agreed that if the Company elected to employ a qualified person to replace him as Chief Financial Officer at any time prior to June 30, 2010, Mr. Granoff would step down as Chief Financial Officer without any reduction in compensation.  Pursuant to the amendment, Mr. Granoff’s salary for the fiscal year ending June 30, 2010 was reduced by $40,000 and an additional $33,725 of Mr. Granoff’s base salary for such fiscal year will be paid on a deferred basis in $11,242 installments during the next succeeding three fiscal years.  Accordingly, Mr. Granoff was entitled to receive a base salary of $391,275 during the 2009/2010 fiscal year.  Pursuant to the amendment, Mr. Granoff also waived payment of the Company’s contribution to his SEP IRA account for the period commencing October 1, 2009 and ending September 30, 2010. The Company also assigned ownership of a life insurance policy insuring to Mr. Granoff in connection with the amendment.  During and after the contract term, Mr. Granoff will be subject to certain confidentiality, non-solicitation and non-competition provisions in favor of the Company.  Pursuant to the Granoff Employment Agreement,  Mr. Granoff is entitled to terminate his employment with the Company and Elk  for “good reason”.  A change of control, including the change of control that will occur if the Company consummates the Initial Closing pursuant to the Purchase Agreement with Renova, would constitute “good reason” under the Granoff Employment Agreement.  As a result, if the Initial Closing is consummated and Mr. Granoff elects to terminate his employment for good reason, he will be entitled to receive a lump-sum payment in an amount equal to his base salary (including certain SEP payments described in the Granoff Employment Agreement) through the date of termination and an amount equal to the sum of the base salary remaining through June 30, 2013 as if the Granoff Employment Agreement had not been terminated.  The Company will also be obligated  to continue to pay for the health insurance benefits provided to Mr. Granoff past the date of termination through June 30, 2013 as if Mr. Granoff’s employment had not been terminated.  If Mr. Granoff had terminated his employment by reason of a change of control as of June 30, 2010, Mr. Granoff would have been entitled to receive a severance payment in the amount of $838,000 and the value of his continued benefits would have been approximately $96,000.

Silvia M. Mullens.  The Company entered into an amended and restated employment agreement dated as of September 28, 2006 (the “Mullens Employment Agreement”), with Silvia Mullens which, effective as of January 1, 2007, replaces the employment agreement between the Company and Ms. Mullens dated January 1, 2002.  The agreement automatically renews for an additional five (5) year term on July 1, 2012, unless either party gives notice of non-renewal prior to the expiration of that initial term.  The agreement provides that, commencing January 1, 2007, Ms. Mullens shall assume the role and have the title of Senior Vice President, and be paid an annual base salary of $122,678 which increases four percent (4%) each year the agreement is in effect.  The agreement also provides that Ms. Mullens will be paid a minimum guaranteed yearly bonus of $10,000.  Additionally, Ms. Mullens shall be eligible to receive an additional bonus in the sole discretion of the Board of Ameritrans.  The agreement provides for compensation to Ms. Mullens if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination.  Pursuant to the Mullens Employment Agreement, Ms. Mullens is entitled to terminate her employment with the Company and Elk for “good reason”.  A  change in control of the Company and Elk, including the change in control that would occur upon the consummation of the Initial Closing pursuant to the Purchase Agreement with Renova, would constitute “good reason” under the Mullens Employment Agreement.  As a result, if the Initial Closing is consummated and Ms. Mullens elects to terminate her employment for good reason, she will be entitled to receive her base salary through the date of termination and an amount equal to two and one-half times her base salary.  If Ms. Mullens had terminated her employment with the Company by reason of a change of control as  of June 30, 2010, Ms. Mullens would have been entitled to receive a severance payment in the amount of $370,000.  The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter. On October 10, 2008, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted to Ms. Mullens options to purchase up to 15,000 Shares exercisable at $2.36 per Share.

Ellen Walker.  The Company entered into an amended and restated employment agreement dated February 21, 2006 (the “Walker Employment Agreement”), with Ellen Walker which replaced the employment agreement between the Company and Ms. Walker dated October 1, 2001.  Prior to its termination as described below, the Walker Employment Agreement provided for automatic renewal for an additional five (5) year term on July 1, 2011, unless either party gave notice of non-renewal prior to the expiration of that initial term.  The Company previously notified Ms. Walker that it did not intend to renew or extend her employment with the Company following June 30, 2011 and, on March 31, 2011, Ms. Walker and the Company entered into a Separation Agreement and General Release (the “Walker Separation Agreement”), pursuant to which Walker’s employment with the Company was terminated and Walker resigned as an officer and director of the Company’s subsidiaries. Pursuant to the Walker Separation Agreement, Ms. Walker released the Company and Elk, and their predecessors, successors, assigns, affiliates, related entities, officers, directors and employees from all claims arising out of her employment with the Company or Elk or the cessation thereof (other than claims arising pursuant to the Walker Separation Agreement).  In consideration for such release, the Company paid Ms. Walker severance in the gross amount of $57,512 (less applicable withholding and deductions). The Company also released Ms. Walker and Granoff, Walker & Forlenza, P.C. (“GWF”) from all claims arising out of Ms. Walker’s employment with the Company, including the cessation thereof (other than claims arising pursuant to the Walker Separation Agreement).

Prior to its termination, the Walker Employment Agreement provided that Ms. Walker was to be paid an annual base salary of $140,525, and increased five percent (5%) each year the agreement was in effect. The Walker Employment Agreement also provided that Ms. Walker would be paid a yearly bonus, at the discretion of Ameritrans, based on her and the Company’s performance.  The Walker Employment Agreement further provided for compensation to Ms. Walker if she was terminated prior to the expiration of her employment term, the exact amount of which varied depending upon the nature of the termination.  If, for instance, Ms. Walker had terminated her employment for “good reason” (as defined in the agreement) she would have been entitled to a lump-sum payment equal to her salary, as in effect at the time of termination, multiplied by the number of years remaining under the agreement or two-and-one half years, whichever was greater. The Walker Employment Agreement also provided for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter.  The Walker Employment Agreement was amended on November 12, 2009.  Pursuant to such amendment, Ms. Walker waived payment of the Company’s contribution to her SEP IRA account for the period commencing October 1, 2009 and ending September 30, 2010.  The Company also agreed to continue to pay premiums on Ms. Walker’s disability insurance.  The amendment also clarified that Ms. Walker’s employment duties included the liquidation and disposition of certain “legacy” portfolio loans of the Company, as directed by the Board of Directors.

Margaret Chance. The Company entered into an amended and restated employment agreement dated as of September 28, 2006, with Margaret Chance, the Company’s Vice President and Secretary, which, effective as of January 1, 2007, replaced the employment agreement between the Company and Ms. Chance dated January 1, 2002.  The agreement provided for automatic renewal for an additional five (5) year term on July 1, 2012, unless either party gives notice of non-renewal prior to the expiration of that initial term.  The agreement provided that, commencing January 1, 2007, Ms. Chance be paid an annual base salary of $97,740 which increased four percent (4%) each year while the agreement was in effect.  The agreement also provided that Ms. Chance would be paid a minimum guaranteed yearly bonus of $10,000.  Additionally, Ms. Chance was eligible to receive an additional bonus in the sole discretion of the Board of Ameritrans.  The agreement provided for compensation to Ms. Chance if she was terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination.  The agreement also provided for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter.  On October 10, 2008, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted to Ms. Chance options to purchase up to 10,000 Shares exercisable at $2.36 per Share.  Effective April 8, 2011, the Company and Elk terminated the employment of Margaret Chance as the Vice President of the Company and Elk.  The Company is currently negotiating the terms of any severance that may be payable to Ms. Chance as a result of the termination of her employment.

Lee Forlenza.  The Company entered into an amended and restated employment agreement with Lee Forlenza for a five (5) year term commencing as of July 1, 2006 (the “Forlenza Employment Agreement”), which replaced the employment agreements between the Company and Mr. Forlenza dated July 1, 2003 and October 1, 2001.  Prior to its termination as described below, the Forlenza Employment Agreement provided for automatic renewal for a five (5) year term, unless either party gave notice of non-renewal prior to the expiration of the initial term.  The Company previously notified Mr. Forlenza that it did not intend to renew or extend his employment with the Company following June 30, 2011, and, on March 31, 2011, the Company and Elk entered into a Separation Agreement and General Release (the “Forlenza Separation Agreement”) with Mr. Forlenza, pursuant to which Mr. Forlenza’s employment with the Company and Elk was terminated and Mr. Forlenza resigned as an officer and director of the Company’s subsidiaries. Pursuant to the Forlenza Separation Agreement, Mr. Forlenza agreed to release the Company and Elk, and their predecessors, successors, assigns, affiliates, related entities, officers, directors and employees from all claims arising out of his employment with the Company or Elk or the cessation thereof (other than claims arising pursuant to the Forlenza Separation Agreement). In consideration for such release, the Company paid Mr. Forlenza severance in the gross amount of $36,631 (less applicable withholding and deductions). The Company also released Mr. Forlenza and GWF from all claims arising out of Mr. Forlenza’s employment with the Company, including the cessation thereof (other than claims arising pursuant to the Forlenza Separation Agreement).

Prior to its termination, the Forlenza Employment Agreement provided that Mr. Forlenza was to be paid an annual salary of $87,800 for the twelve months ended July 1, 2007, and increased four percent (4%) each year the agreement was in effect.  The Forlenza Employment Agreement also provided that Mr. Forlenza would be paid a yearly bonus based on his and the Company’s performance, the amount of which was to be determined by the Board of Directors but which could not be less than $10,000 for the first five (5) years of the employment agreement.  If the Forlenza Employment Agreement had been renewed, any bonus after the initial term would have been paid solely in the discretion of the Board.  The Forlenza Employment Agreement provided for compensation to Mr. Forlenza if he was terminated prior to the expiration of his employment term, the exact amount of which varied depending upon the nature of the termination.  If Mr. Forlenza had terminated the Forlenza Employment Agreement for good reason (as defined in the agreement), he would have been entitled to a lump-sum payment equal to the sum of his salary, as in effect at the time of termination, and an amount equal to his salary multiplied by the number of years remaining under the agreement or two-and-one half years, whichever was greater.  The agreement also provided for confidentiality and for non-competition, and for non-solicitation during the term of the agreement and for one (1) year thereafter.  The Forlenza Employment Agreement  was amended on November 12, 2009.  Pursuant to such amendment, Mr. Forlenza waived payment of the Company’s contribution to her SEP IRA account for the period commencing October 1, 2009 and ending September 30, 2010.  The amendment also clarified that Mr. Forlenza’s employment duties included the liquidation and disposition of certain “legacy” portfolio loans of the Company, as directed by the Board of Directors.

Stock Option Plans

The descriptions of the employee and director stock option plan set forth below are qualified in their entirety by reference to the text of the plans.  As of May 21, 2009, the Company no longer had employee or director stock option plans in effect.

Employee Plan

An employee stock option plan (the “Employee Plan”) was adopted by the Ameritrans Board, including a majority of the non-interested directors, and approved by a vote of the stockholders, in order to link the personal interests of key employees to the Company’s long-term financial success and the growth of stockholder value.  The Plan had a ten (10) year life which expired in May, 2009.  Subsequent amendments to the Employee Plan were approved by the stockholders in January 2002 and June 2007.  The amendments increased the number of shares reserved under the plan to 300,000 shares.

The Employee Plan authorized the grant of incentive stock options within the meaning of the Section 422 of the Internal Revenue Code for the purchase of an aggregate of 300,000 shares (subject to adjustment for stock splits and similar capital changes) of Stock to the Company’s employees.   Effective as of May 21, 2009, in accordance with the terms of the 1999 Employee Plan, the Board can no longer issue incentive stock options pursuant to such plan.  The Board adopted the Employee Plan to be in a better position to attract, motivate, and retain as employees people upon whose judgment and special skills the Company’s success in large measure depends.  As of June 30, 2010, options to purchase an aggregate of 262,425 shares of Common Stock were outstanding and fully vested.

The Employee Plan is administered by the Employee Plan Committee of the Board, which is comprised solely of non-employee directors (who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “disinterested persons” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The committee can make such rules and regulations and establish such procedures for the administration of the Employee Plan as it deems appropriate.  Effective May 21, 2009, the Employee Plan expired.

Non-Employee Director Stock Option Plan

A stock option plan for non-employee directors (the “Director Plan”) was adopted by the Ameritrans Board and approved by a vote of the stockholders, in order to link the personal interests of non-employee directors to the Company’s long-term financial success and the growth of stockholder value.  The Director Plan is substantially identical to, and the successor to, a non-employee director stock option plan adopted by the Board of Elk and approved by its stockholders in September 1998 (the “Elk Director Plan”).  Ameritrans and Elk submitted an application for, and received on August 31, 1999, an exemptive order relating to these plans from the SEC.  The Director Plan was amended by the Board on November 14, 2001, and approved by the stockholders at the Annual Meeting on January 18, 2002.  The amendment is still subject to the approval of the Securities and Exchange Commission.  The amendment (i) increases the number of shares reserved under the plan from 75,000 to 125,000 and (ii) authorizes the automatic grant of an option to purchase up to 1,000 shares at the market value at the date of grant to each eligible director who is re-elected to the Board.

The total number of shares for which options may be granted from time to time under the Director Plan is 75,000 shares, which will be increased to 125,000 shares upon SEC approval of the Amended Director Plan.  As of June 30, 2010, options to purchase an aggregate of 59,000 shares were issued and outstanding; all of which were fully vested under the Director Plan. The Director Plan is administered by a committee of directors who are not eligible to participate in the Director Plan.  Effective May 21, 2009, the Director Plan expired.

Options Granted, Expired and Canceled

There were no options granted or canceled during either of the fiscal years ended June 30, 2010 and 2009.

On October 29, 2009, 29,425 options in connection with the 1999 Employee Plan expired.  On January 12, 2010, 16,000 options in connection with the Director Plan expired.

Simplified Employee Pension Plan

The Company maintains a simplified employee pension plan covering all eligible employees of the Company.  During the fiscal years ended June 30, 2010 and 2009, contributions amounted to $40,258 and $171,020, respectively.

Compensation of Chief Executive Officer

The Board of Directors has set Michael Feinsod’s total annual compensation at a level it believes to be competitive with the chief executive officers of similarly capitalized specialty finance companies. Michael Feinsod, in his capacity as Chief Executive Officer, is eligible to participate in the same executive compensation program available to Ameritrans’ other senior executives.

Stock Performance Graph

Although Ameritrans’ Common Stock is listed on the NASDAQ Capital Market, trading in Ameritrans’ Common Stock has historically been limited, making it difficult to meaningfully compare the performance of Ameritrans’ Common Stock to that of other similar companies or a broad market index. Therefore, Ameritrans has not included a stock performance graph.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a business development company (“BDC”), the Company is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of the Independent Directors and, in some cases, the SEC. The affiliates with which the Company may be prohibited from transacting include its officers, directors and employees and any person controlling or under common control with the Company.

In the ordinary course of business, Ameritrans Capital may enter into transactions with portfolio companies that may be considered related party transactions. We have implemented certain procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or committee review and approval or exemptive relief for such transactions, as appropriate.

In addition, the Company adopted and maintains a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements and applicable law. A copy of the code of ethics is available on the Corporate Governance section of the Company’s website at www.ameritranscapital.com.

The Company historically paid legal fees, on a fixed or hourly basis, for loan closing services relating to loans other than New York taxi and radio car loan closings to GWF the shareholders and employees of which are officers and directors of the Company.  The Company paid GWF approximately $13,000 and $30,000 in fees during the fiscal years ended June 30, 2010 and 2009, respectively.  The Company historically charges its borrowers loan origination fees to generate income to offset the legal fees paid by the Company for loan closing services.  Each of Gary Granoff, a director of Ameritrans and Elk, Ellen M. Walker, a former Executive Vice President of Ameritrans and former Vice President of Elk, and Lee A. Forlenza, a former Senior Vice President of Ameritrans and Elk, is of counsel to and shareholder of GWF.  The Company no longer intends to utilize the services of GWF.

On July 1, 2001 the Company entered into a sublease agreement with GWF for the sublease of the Company’s former office space at 747 Third Avenue, New York, New York (the “Former Office Space”).  This sublease, as amended, was scheduled to expire in April 2014.   On May 24, 2010, the Company entered into a Settlement Agreement and General Release with GWF (the “Settlement Agreement”), among other things, to terminate the Company’s lease of the Former Office Space.  Pursuant to the Settlement Agreement, the Company paid approximately $260,000 in respect of termination fees and related payments on May 26, 2010 and made payments under the lease through the month of June 2010.  In accordance with the Settlement Agreement, the Company vacated the Former Office Space on June 30, 2010. Pursuant to the Settlement Agreement, the Company released GWF, Ellen M. Walker and Lee A. Forlenza from liabilities arising out of the Company's Sublease and the Former Office Space.  GWF also released the Company from liabilities arising out of the Sublease and the Former Office Space.  The Settlement Agreement was negotiated on behalf of the Company and recommended to the Board of Directors of the Company by a committee of independent directors and was approved by the full Board of Directors, excluding Mr. Granoff.

Rent expense for the Former Office Space amounted to $154,722 and $166,429 for the years ended June 30, 2010 and 2009, respectively.  In addition, the Company was obligated to pay for its share of overhead expense pursuant to the sublease.  For fiscal years 2010 and 2009 the overhead cost payments were $3,500 per month. Overhead costs and reimbursed office and salary expenses amounted to $53,597 and $64,286 for the years ended June 30, 2010 and 2009, respectively.

During the year ended June 30, 2010, we also raised additional capital by issuing promissory notes in two private offerings. On December 22, 2009, we issued $2,025,000 aggregate principal amount of our 8.75% notes due December 2011 (the “December Notes”), and on March 26, 2010, we issued $975,000 aggregate principal amount of our 8.75% notes due March 2012 (the “March Notes” and together with the December Notes, the “Notes”). Until they were amended in January 2011, as described below, the Notes bore interest at the rate of 8.75% per annum, payable quarterly, and, matured in December 2011 (in the case of the December Notes) and March 2012 (in the case of the March Notes).  Prior to their amendment, the December Notes and March Notes provided that they could be extended until December 2012 and March 2013, respectively, at a rate of 5.5%, plus the then current Prime Rate. The Notes are redeemable by the Company at any time upon not less than thirty days' prior written notice to the holder. Our obligations under the Notes are not secured, but the Notes prohibit us from granting a security interest in any of our assets to secure the repayment of indebtedness for borrowed funds without the consent of the holders of the Notes. Steven Etra, a member of the Company's Board of Directors, and certain entities affiliated with Mr. Etra, acquired a portion of the Notes in the offerings aggregating $2,035,000.

On January 19, 2011, in order to facilitate certain covenants under a  Senior Secured Note issued by the Company to Ameritrans Holdings LLC, the Company entered into an Amendment to Promissory Note (the “Note Amendments”) with each holder of the Notes, including Steven Etra, a member of the Board, and certain entities affiliated with Mr. Etra.  Pursuant to the Note Amendments, the interest rate on the Notes was increased from 8.75% to 12% and the maturity dates were extended until May 2012.  The holders of the Notes also waived certain covenants contained in the Notes related to additional borrowings by the Company.  In connection with the Note Amendments, the Company paid a fee equal to 1% of the outstanding principal, or an aggregate of $30,000, to the holders of the Notes.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to cast an advisory (non-binding) vote on executive compensation as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal is commonly known as the “say-on-pay” vote.

As described in the Compensation Discussion and Analysis, our executive compensation program is designed to attract and retain our officers and to motivate them to increase shareholder value on both an annual and longer term basis primarily by positioning our business for growth and, in the future, for increasing levels of revenue and net income. To that end, compensation packages historically included significant incentive forms of stock-based compensation to ensure that an executive officer’s interest was aligned with the interests of our shareholders.  However, our ability to grant equity-based incentive compensation is extremely limited by the 1940 Act, and so long as we continue to engage an investment adviser, the 1940 Act may prohibit the Company from providing equity-based compensation.

The Governance, Compensation and Nominating Committee believes that the compensation provided to the Company’s named executive officers during the 2010 fiscal year was consistent with the overall objectives of our compensation program.

The say-on-pay vote gives you as a shareholder the opportunity to express your views on the compensation of our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation or our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we are asking shareholders to approve the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related disclosure in this proxy statement.”

Vote Required

This advisory resolution will be considered approved if it receives an affirmative vote of the majority of the shares of Common Stock and Preferred Stock present at the Meeting and entitled to vote on the subject matter. Because this vote is advisory, it will not be binding on the Governance, Compensation and Nominating Committee, the Board or the Company. However, the Governance, Compensation and Nominating Committee and the Board value the opinions of the Company’s shareholders, and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NON-BINDING RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

The Dodd-Frank Act and Section 14A of the Exchange Act also require us to provide shareholders the right to cast a non-binding advisory vote regarding how frequently the Company should include in its proxy materials a proposal similar to Proposal 2 regarding the approval of the compensation awarded to our executives. Shareholders may vote for the proposal to be included in our proxy statement every one, two or three years (or abstain from voting).

The Board believes that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company.  The Board believes that an advisory vote every three years will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term operating results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and operating results. The Board also believes that an advisory vote occurring once every three years will permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of 1 year, 2 years, or 3 years, or abstaining from voting, when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

Because this vote is advisory, it will not be binding on the Company or the Board and, notwithstanding the results of such vote, the Board may decide that it is in the best interests of shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by shareholders.

Vote Required

This advisory resolution will be considered approved if it receives an affirmative vote of the majority of the shares of Common Stock and Preferred Stock present at the Meeting and entitled to vote on the subject matter. Because this vote is advisory, it will not be binding on the Governance, Compensation and Nominating Committee, the Board or the Company. However, the Governance, Compensation and Nominating Committee and the Board value the opinions of the Company’s shareholders, and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION ONCE EVERY THREE YEARS.

PROPOSAL NO. 4

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL 2011

The Board of Directors, including a majority of directors who are not interested persons of the Company, subject to shareholder approval, has selected RSSM as its independent registered public accounting firm to be employed by the Company for the fiscal year ending June 30, 2011, to sign or certify such financial statements, or any portions thereof, as may be filed by the Company with the SEC or any other authorities at any time.  The employment of such independent registered public accounting firm for such purpose is subject to approval by the shareholders at this meeting.  No member of Rosen Seymour Shapss Martin & Company LLP or any associate thereof has a direct or indirect material financial interest in the Company or any of its affiliates.

The affirmative vote of a majority of the Common Stock and the Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the selection of Rosen Seymour Shapss Martin & Company LLP as its independent registered public accounting firm for the Company for fiscal 2010/2011.

A representative of Rosen Seymour Shapss Martin & Company LLP will be present at the Annual Meeting of Shareholders for the purpose of answering shareholder questions and making any other appropriate statement.  The fees for services provided by the independent accountant are as follows:

Audit Fees

Fees for audit services billed in fiscal 2010 and 2009 were $205,743 and $298,832, respectively and consist of the annual audit of the Company’s consolidated financial statements and interim reviews of the quarterly consolidated financial statements.  Also included are services in connection with stand-alone financial statements of Elk Associates Funding Corporation, which are required by the SBA.

Audit-Related Fees

There were no fees for audit related services by the Company’s independent registered accountants for the years ended June 30, 2010 and 2009, that are not reported under the caption “Audit Fees” above.

Tax Fees

There were no fees for professional services rendered by the Company’s independent registered accountants for tax compliance, tax advice, and tax planning for the years ended June 30, 2010 and 2009, that are not reported under the caption “Audit Fees” above.

All Other Fees

There were no other fees for professional services rendered by the Company’s independent registered accountants for the years ended June 30, 2010 and 2009, that are not reported under the caption “Audit Fees” above.

Policy on Audit Committee Pre-Approval

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and Management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has granted the Chairman of the Audit Committee, John Laird, the authority to pre-approve all audit and permissible non-audit services, so long as such approval is ratified by the Audit Committee in a timely manner. One hundred percent of the tax fees and all other fees were approved by the Audit Committee.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 4.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the meeting.  However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company.  In addition to solicitations by mail, Ameritrans’ directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.

Financial and Other Information

The information required by Item 13(a) of Schedule 14A with respect to the Company’s consolidated financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated by reference hereto, as allowed by Rule 0-4 of the 1940 Act.  Representatives of the Company’s independent accountants, Rosen Seymour Shapss Martin & Company LLP, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

Requests for Financial Statements

Ameritrans will furnish, without charge a copy of its financial statements for the fiscal year ended June 30, 2010, to shareholders who make a written request to the Company at 50 Jericho Quadrangle, Jericho, New York 11753 or call Ameritrans at (212) 355-2449.

Form 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2010 with the SEC on September 28, 2010 and an Amendment to such Annual Report on Form 10-K/A on October 28, 2010.  Shareholders may obtain a copy of this report, without charge, by making a written request to the Company at 50 Jericho Quadrangle, Jericho, New York 11753 or by visiting our website at www.ameritranscapital.com.

Deadline for Submission of Shareholder Proposals

Proposals of shareholders intended to be presented at next year’s Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than January 24, 2012, for inclusion in the proxy statement for that meeting.  Submissions received after that date will be considered untimely.  Mere submission of a proposal does not guarantee its inclusion in the Proxy Statement or its presentation at the meeting since certain federal rules must also be met.

Our bylaws currently provide that nominations for the election of directors may be made by any stockholder if mailed to the Secretary of the Company not less than 14 days nor more than 50 days prior to the stockholders’ meeting called for election of directors, provided that if less than 21 days’ notice of the meeting is given to stockholders, such written notice must be delivered not later than the seventh day following the day on which notice of the meeting is mailed to stockholders.

Privacy Policy

Ameritrans Capital Corporation and its subsidiaries (“we”) are committed to maintaining the privacy of our current and prospective individual clients and investors (“you”).  We recognize that you entrust us with important personal financial information, and we assure you that protecting and safeguarding this information is one of our highest priorities.

In connection with making available loans and providing other related investment products and services, we obtain nonpublic personal information about our individual customers.  This information may include your name, address, e-mail address, social security number, account number, financial situation, credit history, and other personal information.

We may collect nonpublic information about you from the following sources:

•

Information we receive on applications, forms, questionnaires, web sites, agreements or in the course of establishing a customer relationship, or stockholder relationship.

•

Information about your transactions with us, our affiliates, or others.

•

Information we obtain as a result of transactions between or among our parent or subsidiary companies.

•

Information that we receive from consumer reporting agencies.

We do not disclose any nonpublic personal information about our customers or former customers to any nonaffiliated parties, except as permitted by law, or in the event we sell a particular loan or investment or sell a participation interest in any loan or investment we make.

We restrict access to nonpublic personal information about you to those employees, agents, or other parties who need to know that information to provide our products or services to you.  We maintain procedural safeguards to guard your nonpublic personal information.  If you have any questions about our policy, please contact us.

Forward Looking Statements

This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the 1934 Act which are intended to be covered by the safe harbors created thereby.  Typically, the use of the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions identify forward-looking statements.  Unless a passage described a historical event, the statement should be considered a forward-looking statement.  Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the forward-looking statements included in this proxy statement may prove to be inaccurate.  Our actual results may differ materially from the results anticipated in the forward-looking statements.  Any forward-looking statements contained in this proxy statement involve risks and uncertainties, including, but not limited to, risks that the Offering described in this proxy statement will not close, risks related to changes in the regulation of investment companies, market acceptance risks, the impact of competition, and other risks identified in the Company’s other filings with the SEC.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Board of Directors invites shareholders to attend the Annual Meeting.  Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope.  Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.  Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By Order of the Board of Directors,

/s/ Silvia M. Mullens

May 31, 2011	SILVIA M. MULLENS, Secretary

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AMERITRANS CAPITAL CORPORATION

The undersigned appoints Michael Feinsod and Silvia Mullens as proxies each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Ameritrans Capital Corporation held of record by the undersigned at the close of business on May 13, 2011, at the Annual Meeting of Shareholders of Ameritrans Capital Corporation to be held on Thursday,  June 23, 2011, or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Ameritrans Capital Corporation

PROXY FOR HOLDERS OF COMMON STOCK

The undersigned holder of shares of common stock, $.000l par value (the “Common Stock”) of Ameritrans Capital Corporation (the “Company”) hereby constitutes and appoints Michael Feinsod and Silvia Mullens and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 23, 2011, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 11th Floor, New York, New York at 10:00 a.m., and at any and all adjournments thereof, in respect of all Common Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present.  All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

To Vote Your Proxy by Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

IF YOU AUTHORIZE A PROXY WITHOUT INDICATING YOUR VOTING INSTRUCTIONS, THE PROXYHOLDER WILL VOTE YOUR SHARES FOR PROPOSALS 1, 2 AND 4 AND FOR THREE YEARS FOR PROPOSAL 3, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

				Please mark your votes like this:			X
1. PROPOSAL TO ELECT DIRECTORS			For	2. TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT		For ☐	Against ☐	Abstain ☐
FOR electing all nominees listed (as recommended in the proxy statement)			☐
NOMINEES Michael Feinsod Peter Boockvar	Gary C. Granoff Howard Sommer	Elliott Singer Murray A. Indick	Steven Etra	3. TO SELECT, ON A NON-BINDING ADVISORY BASIS, THE FREQUENCY OF ADVISORY STOCKHOLDER VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.	Three Years ☐	Two Years ☐	One Year ☐	Abstain ☐
WITHHOLD AUTHORITY to vote for all nominees listed			Withheld for All ☐	4. TO RATIFY AND APPROVE THE APPOINTMENT OF ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2011.		For ☐	Against ☐	Abstain ☐
WITHHELD FOR (write that person’s name in the space provided)

				5. SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.		For ☐	Against ☐	Abstain ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                                         Signature                                                                                 Date

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving Sill title as such.  If signer is a partnership, please sign in partnership name by authorized person.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AMERITRANS CAPITAL CORPORATION

The undersigned appoints Michael Feinsod and Silvia Mullens as proxies each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Preferred Stock of Ameritrans Capital Corporation held of record by the undersigned at the close of business on May 23, 2011, at the Annual Meeting of Shareholders of Ameritrans Capital Corporation to be held on Thursday, June 23, 2011, or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Ameritrans Capital Corporation

PROXY FOR HOLDERS OF PARTICIPATING PREFERRED STOCK

The undersigned holder of shares of 9 3/8% participating preferred stock, face value $12.00 (the “Preferred Stock”) of Ameritrans Capital Corporation (the “Company) hereby constitutes and appoints Michael Feinsod and Silvia Mullens and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 23, 2011, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 11th Floor, New York, New York at 10:00 a.m., and at any and all adjournments thereof, in respect of all Preferred Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present.  All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

To Vote Your Proxy by Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

IF YOU AUTHORIZE A PROXY WITHOUT INDICATING YOUR VOTING INSTRUCTIONS, THE PROXYHOLDER WILL VOTE YOUR SHARES FOR PROPOSALS 1, 2 AND 4 AND FOR THREE YEARS FOR PROPOSAL 3, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

				Please mark your votes like this:			X
1. PROPOSAL TO ELECT DIRECTORS			For	2. TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT		For ☐	Against ☐	Abstain ☐
FOR electing all nominees listed (as recommended in the proxy statement)			☐
NOMINEES Michael Feinsod Peter Boockvar Ivan Wolpert	Gary C. Granoff Howard Sommer John Laird	Elliott Singer Murray A. Indick Steven Etra		3. TO SELECT, ON A NON-BINDING ADVISORY BASIS, THE FREQUENCY OF ADVISORY STOCKHOLDER VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.	Three Years ☐	Two Years ☐	One Year ☐	Abstain ☐
WITHHOLD AUTHORITY to vote for all nominees listed			Withheld for All ☐	4. TO RATIFY AND APPROVE THE APPOINTMENT OF ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2011.		For ☐	Against ☐	Abstain ☐
WITHHELD FOR (write that person’s name in the space provided)

				5. SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.		For ☐	Against ☐	Abstain ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                                         Signature                                                                                 Date

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving Sill title as such.  If signer is a partnership, please sign in partnership name by authorized person.